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                         EXHIBIT 11

              COMPUTATION OF PER SHARE EARNINGS

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              COMPUTATION OF PER SHARE EARNINGS        Exhibit 11



                                         Years Ended June 30,
                                     ----------------------------
                                       1996      1995      1994
                                     --------  --------  --------
                                        (thousands of dollars,
                                       except per share amounts)

Net earnings available for
  common stock.....................  $ 20,839  $ 16,069  $  8,378
                                     ========  ========  ========

Primary earnings per share:
  Average shares outstanding.......    16,181    16,070    13,812
  Stock options issued or granted..       507       357       378
                                     --------  --------  --------
  Average shares outstanding.......    16,688    16,427    14,190
                                     ========  ========  ========

  Primary earnings per share.......  $   1.25  $    .98  $   0.59
                                     ========  ========  ========

Fully diluted earnings per share:
  Average shares outstanding......     16,181    16,070    13,812
  Stock options issued or granted.        545       379       378
                                     --------  --------  --------
  Average shares outstanding......     16,726    16,449    14,190
                                     ========  ========  ========

  Fully diluted earnings
    per share.....................   $   1.25  $    .98  $    .59
                                     ========  ========  ========

- - ---------------------

Note: All periods have been adjusted for each of the 5% stock dividends distributed on November 27, 1995 and on June 30, 1994, the four-for-three stock split distributed in the form of a 33 1/3 stock dividend on March 11, 1996 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.